UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2016 (December 22, 2016)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Plan Support Agreement

On December 22, 2016, Memorial Production Partners LP (the “Partnership”) and certain of its subsidiaries (together with the Partnership, the “Memorial Parties”) entered into a Plan Support Agreement (the “PSA”) with holders of over 50.2% in the aggregate (the “Consenting Noteholders”) of the aggregate outstanding principal amount of the Partnership’s 7.625% Senior Notes due 2021 (the “2021 Notes”) and the Partnership’s 6.875% Senior Notes due 2022 (together with the 2021 Notes, the “Unsecured Notes”). Under the PSA, each of the Consenting Noteholders agreed to, among other things: (i) vote any claim it holds against the Memorial Parties to accept the proposed Plan (as defined below), (ii) not change or withdraw (or cause to be changed or withdrawn) its vote to accept the Plan, (iii) not (A) object to, delay, impede, or take any other action to interfere with acceptance or implementation of the Plan, (B) directly or indirectly solicit, encourage, propose, file, support, participate in the formulation of or vote for, any restructuring, sale of assets, merger, workout, or plan of reorganization for any of the Memorial Parties other than the Plan, or (C) otherwise take any action that would interfere with, delay, or postpone the consummation of the restructuring and (iv) subject to certain exceptions, limit its ability to transfer its Unsecured Notes.

Under the PSA, the Memorial Parties agreed to, among other things: (i) act in good faith and use commercially reasonable efforts to support and complete successfully the solicitation of votes to obtain sufficient acceptances of the Plan (the “Solicitation”) in accordance with the terms of the PSA; (ii) do all things reasonably necessary and appropriate in furtherance of confirming the Plan and consummating the restructuring in accordance and within the time frames contemplated by the PSA; (iii) not take any action directly or indirectly that is inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede the approval of the disclosure statement in respect of the Plan (the “Disclosure Statement”), the Solicitation, and the confirmation and consummation of the Plan and the restructuring, including soliciting any alternative transactions; and (iv) provide draft copies of all material motions, applications, and other documents that the Memorial Parties intend to file with the Bankruptcy Court (as defined below) to the Consenting Noteholders’ counsel, if reasonably practicable and applicable, at least two (2) calendar days prior to the date when the Memorial Parties intend to file any such motion, application or document (and, if not reasonably practicable, as soon as reasonably practicable before filing) and consult in good faith with such counsel regarding the form and substance of any such proposed filing. “Bankruptcy Court” means the United States Bankruptcy for the Southern District of Texas or, with the consent of the Requisite Creditors (as defined in the PSA), any other jurisdiction that the Memorial Parties choose.

The PSA is terminable by the Consenting Noteholders or the Memorial Parties upon the occurrence of certain events. With respect to the Consenting Noteholders, the termination provisions include several milestone dates, including, among other things, with respect to: (i) a failure by the Memorial Parties to commence Chapter 11 proceedings and file the Plan, the Disclosure Statement and a motion for approval of the Plan and the Disclosure Statement; (ii) a failure by the Bankruptcy Court to enter an order approving the Disclosure Statement; and (iii) a failure by the Bankruptcy Court to enter an order confirming the Plan. Among other termination rights held by the Memorial Parties, the PSA provides that the Memorial Parties may terminate the PSA if, at any time on or after December 30, 2016, the Consenting Noteholders do not beneficially own or control a sufficient amount of Unsecured Notes to constitute at least 66 and 2/3% of the outstanding principal amount of outstanding Unsecured Notes. The PSA may also be terminated by mutual agreement of the Memorial Parties and the Requisite Noteholders.

A copy of the PSA is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the PSA is qualified in its entirety by the full text of such exhibit. It is expected that the Partnership and certain of its subsidiaries will commence the Chapter 11 proceedings by January 16, 2017.

Proposed Joint Chapter 11 Plan of Reorganization

Pursuant to the PSA, the Memorial Parties and the Consenting Noteholders have agreed to undertake a financial restructuring of the Memorial Parties, to be effected through a prepackaged or prenegotiated plan of reorganization (the “Plan”). Pursuant to the terms of the Plan, which will be subject to approval of the Bankruptcy Court, it is anticipated that, among other things, on the effective date of the Plan (the “Effective Date”):

•	A newly formed corporation, as successor to the Partnership (“Reorganized Memorial”) will issue (i) new common shares (the “New Common Shares”) and (ii) five (5) year warrants (the “Warrants”) entitling their holders upon exercise thereof, on a pro rata basis, to 8% of the total issued and outstanding New Common Shares, at a per share exercise price equal to the principal and accrued interest on the Unsecured Notes as of December 31, 2016, divided by the number of issued and outstanding New Common Shares (including New Common Shares issuable upon exercise of the Warrants), which New Common Shares and Warrants will be distributed as set forth below;

•	The Unsecured Notes will be cancelled and discharged. In the restructuring, the holders of those Unsecured Notes will receive (directly or indirectly) New Common Shares representing, in the aggregate, 98% of the New Common Shares issued on the Effective Date (subject to dilution by the proposed management incentive plan and the New Common Shares issuable upon exercise of the Warrants);

•	If elected by the Requisite Noteholders, each Unsecured Noteholder shall receive a pro rata share of an approximately $24.6 million cash distribution;

•	Each holder of existing equity interests in the Partnership will receive its pro rata share of (i) New Common Shares representing, in the aggregate, 2% of the New Common Shares issued on the Effective Date and (ii) the Warrants (in each case, subject to dilution by the proposed management incentive plan and, in the case of the New Common Shares, the Warrants);

•	Reorganized Memorial will enter into an exit credit facility with certain lenders under the Partnership’s existing revolving credit facility, certain terms of which are described in an annex to the term sheet attached to the PSA, and have been agreed in principle with the agent under the Partnership’s existing revolving credit facility (subject to documentation and approval by the lenders under the existing revolving credit facility); and

•	Holders of administrative expense claims, priority tax claims, other priority claims and general unsecured creditors of the Company will receive in exchange for their claims payment in full in cash or otherwise have their rights unimpaired under Title 11 of the United States Code.

The restructuring will be structured in a manner intended to minimize, to the extent possible, the negative tax impact of cancellation of debt income to the Partnership’s existing limited partners. The Partnership expects to emerge from a financial restructuring plan as a corporation for U.S. federal income tax purposes.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, the Partnership has been engaged in discussions with certain holders of its debt regarding a restructuring of the Partnership’s capital structure (the “Transaction”). In connection with these discussions, the Partnership provided the financial forecasts (collectively, the “projections”) and other information included in Exhibit 99.1 hereto to certain debt holders in November and December 2016. The Partnership and these debt holders are parties to confidentiality agreements and the disclosure herein is being made in accordance with the terms of such confidentiality agreements. The projections and other information are included herein only because they were provided to such debt holders. The projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (“SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Partnership’s financial condition in accordance with accounting principles generally accepted in the United States. The Partnership’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The projections reflect numerous assumptions made by management of the Partnership with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Partnership’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of the projections. The inclusion of the projections therein should not be regarded as an indication that the Partnership or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Partnership nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Partnership’s potential restructuring, refinancing or recapitalization or ultimate performance of the Partnership or its affiliates compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

On December 23, 2016, the Partnership issued a press release announcing the signing of the PSA, as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 and is incorporated into this Item 7.01 of this Current Report on Form 8-K by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 and Exhibit 99.2, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Partnership’s filings under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01.     Other Events.

The Partnership cautions that trading in the Partnership’s securities during the pendency of the anticipated Chapter 11 proceedings is highly speculative and poses substantial risks. Trading prices for the Partnership’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Partnership’s securities in the anticipated Chapter 11 proceedings.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements include, but are not limited to, statements about financial restructuring or strategic alternatives and the Partnership’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks and uncertainties relating to, among other things: the ability to confirm and consummate the restructuring plan in accordance with the terms of the PSA, including on the time frame contemplated therein; the bankruptcy process, including the effects thereof on Partnership’s business and on the interests of various constituents, the length of time that the Partnership may be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization; the potential adverse effects of bankruptcy proceedings on the Partnership’s liquidity or results of operations; increased costs to execute the financial restructuring; the Partnership’s efforts to reduce leverage; the Partnership’s level of indebtedness including its ability to satisfy its debt obligations; risks related to the Partnership’s ability to generate sufficient cash flow, to make payments on its obligations and to execute its business plan or the PSA; the Partnership’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing the Partnership’s indebtedness or otherwise; the uncertainty of the impact that any financial restructuring implemented will have on the market for the Partnership’s publicly traded securities; tax consequences of business transactions; and changes in commodity prices and hedge positions and the risk that the Partnership’s hedging strategy may be ineffective or may reduce its income. Please read the Partnership’s filings with the SEC, including “Risk Factors” in the Partnership’s Annual Report on Form 10-K, and if applicable, the Partnership’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Partnership’s Investor Relations website at http://investor.memorialpp.com/sec.cfm or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Partnership undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

10.1	Plan Support Agreement, dated as of December 22, 2016, among the Memorial Parties and the Consenting Noteholders

99.1	Release of Private Information – Presentation dated November and December 2016

99.2	Press Release dated December 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: December 23, 2016	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Plan Support Agreement, dated as of December 22, 2016, among the Memorial Parties and the Consenting Noteholders

99.1	Release of Private Information – Presentation dated November and December 2016

99.2	Press Release dated December 23, 2016